Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 17, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Johnson Controls, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated October 17, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

Milwaukee, WI
April 25, 2001